                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in the Registration Statements of SS&C Technologies, Inc. on Form S-8 (File numbers 333-07205, 333-07207, 333-07211 and 333-07213) of our report dated February 25, 1998, except Note 14, the Subsequent Events footnote, for which the date is March 20, 1998, on our audits of the consolidated financial statements of SS&C Technologies, Inc. and Subsidiaries as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997, which report is incorporated by reference from the 1997 Annual Report to Stockholders in this Annual Report on Form 10-K.


                                        Coopers & Lybrand L.L.P.


Hartford, Connecticut
March 31, 1998